Exhibit 99.2

Fourth Quarter and Full Year 2015

Supplemental Commentary

February 16, 2016

Related Information

The following supplemental commentary is provided by management and should be referenced in conjunction with Silver Spring Networks’ fourth quarter and full year 2015 financial results press release and presentation slides available on its Investor Relations website at www.ir.silverspringnet.com. This commentary represents management’s view of the Company’s financial and operational performance and outlook as of February 16th, 2016, and are provided to give investors and analysts further insight into its performance and expectations. Silver Spring undertakes no obligation, and expressly disclaims any obligation, to update any forward-looking statements in this supplemental commentary in light of new information or future events. In addition, the preliminary financial results set forth in this supplemental commentary are estimates based on information currently available to Silver Spring.

Throughout this commentary, Silver Spring provides both GAAP and non-GAAP financial measures. Unless otherwise stated, the financial measures provided are non-GAAP. Please refer to the tables at the end of this commentary for a reconciliation of our GAAP to non-GAAP financial measures. Silver Spring encourages investors to consider all measures before making an investment decision. All comparisons made in this commentary are against the same period in the prior year unless otherwise stated.

Q4 2015 Overview

We’re pleased with our Q4 results, ending 2015 on a strong note with solid revenue growth, record gross margins, and earnings at the upper end of the range provided in November. Our non-GAAP income of $0.08 per fully-diluted share for the quarter ended December 31, 2015 includes a $0.06 headwind from higher taxes as a result of better than expected GAAP results.

We had a strong quarter of footprint growth, delivering another 633,000 network endpoints, up 15% from last year, to end the year with over 22.9 million cumulative endpoints delivered since inception.

We grew our New Solutions by 61%, led by significant growth in smart cities. We view New Solutions growth as a strong indicator of the success of our business model of unlocking the value of our multi-application network by delivering additional applications beyond our AMI deployments.

The combination of our growing footprint and expanding New Solutions drove 23% growth in our primarily recurring Managed services and SaaS business.

We grew our international business by 25% in the quarter, to 19% of our total revenue mix, fueled in part by a rapid ramp to our newest customer in Australia, Ausnet Services.

Our fourth quarter results also demonstrated strong margins, a testament to the ongoing value we provide to our customers, with record gross margin of 47.1 % and operating margin of 10.7%.

We generated $6.3 million in cash flow from operations.

Detailed Q4 Results

Revenue

•	Revenue was $75 million, up 7%.

•	Primary growth drivers included services and international.

•	Stronger than expected available capital spending budgets at year-end for some of our customers contributed to our Q4 results.

By Type:

•	Product revenue was $48 million, down 4%.

•	633,000 endpoints were delivered in the quarter, versus 552,000 in the prior year period.

•	Services revenue of $27 million, up 33%.

•	Professional services revenue was $13 million, up 45%.

•	Managed services and SaaS revenue was $14 million, up 23%.

•	Recurring revenue per cumulative network endpoint on a trailing twelve-month basis was $2.28, up from $2.20 a year ago.

By Solution:

•	Advanced Metering Infrastructure revenue was $58 million, down 3% year-over-year as expected due to lower third-party content.

•	New Solutions revenue was $17 million, up 61%, led by smart cities.

Gross Margin

•	Gross margin was 47.1%, up almost 6 points on favorable product mix, manufacturing efficiencies, and strong services margins.

•	Total gross profit grew solidly, up 22%.

By reporting segment:

•	Product gross margin was 45.0%, up approximately 4 points.

•	Services gross margin was 51.0%, up approximately 9 points.

•	Professional services gross margin was 53.6%, up approximately 20 points, and

•	Managed services & SaaS gross margin was 48.6%, up approximately 1 point.

Several milestone payments and seasonally lower costs contributed to strong services revenue and gross margin during the quarter. We expect overall services gross margin in the mid-to-upper 30’s in Q1.

Operating Expense, Taxes, Net Income

•	Operating expense was $27.4 million, up 3%.

•	We ended the year with headcount of 652 employees.

•	Tax expense was $3.7 million, versus $959,000 last year.

•	Net income was $4.1 million, versus $1.5 million last year.

•	Net income per fully diluted share was $0.08 versus $0.03 in Q4 2014.

Cash Flow

•	Q4 2015 cash flow from operations was $6.3 million.

•	Positive cash flow was driven by solid earnings and continued working capital discipline.

Capital expenditure for the quarter was $1.8 million.

Full Year 2015 Overview

2015 was a great year for Silver Spring, marked by growth, operating leverage, cash flow and innovation.

We grew our top-line to $282 million for the year, fueled by international, New Solutions and Managed services and SaaS.

We shipped 2.69 million endpoints in the year, up 29% from 2014, to close the year with over 22.9 million endpoints delivered. We believe this represents market share growth in the regions in which we participate. Including our win with Con Edison, we estimate our market share of endpoints awarded to date in the U.S. at 34%, a full 12 percentage points ahead of our nearest competitor.

This large and growing base of endpoints, with a typical system life of 15 years or more, provides the opportunity to deliver additional value for years.

We believe our customers are realizing great benefits from our multi-application network platform as they deploy additional solutions beyond AMI, demonstrated by 35% growth in our New Solutions business.

The combination of our growing footprint and expanding New Solutions drove 18% growth in our primarily recurring Managed services and SaaS business, which closed the year at $52.4 million in sales and represented just under 19% of our total revenue mix for the year. We expect double digit growth for this business in 2016.

Favorable mix, due in part to better growth of our own content including software, improved manufacturing efficiencies, and strong services, contributed to an approximately 10 percentage point improvement in gross margin to 43.5%, for 32% growth in gross profits for the year.

Our non-GAAP net income improved by $28.8 million in 2015, due to strong gross profits and disciplined spending.

We closed the year with a solid balance sheet of $124.4 million of cash, and no debt, up approximately $4 million from a year ago, including cash used for the acquisition of Detectent. Positive earnings for the year and improvements in our working capital contributed to $19.7 million in cash flow from operations for the year.

Our successful deployments at leading customers serve as strong references for our deal pipeline, which was quite active in 2015. We announced last week a significant deal with Con Edison, and we are optimistic that other deals are progressing well. We have robust pilot activity with customers that serve around 25 million homes and businesses.

On the innovation front, we continue to invest in our product roadmap, with our Gen5 and Milli products, new software launches including CustomerIQ, SensorIQ, Operations Optimizer, and SLV6, which we believe will extend our leadership position in our core smart grid and smart city markets.

In closing, we see significant opportunity to grow Silver Spring’s customer footprint and to deliver additional value to our core markets, and with Starfish, we have begun executing on our plan to leverage our platform to the broader IoT space.

Detailed 2015 Results

2015 Revenue

•	Revenue was $282 million, up 2%.

•	Primary growth drivers include international, New Solutions, and Managed services & SaaS.

By Type:

•	Product revenue was $186 million, down 4%.

•	2.69 million endpoints delivered in 2015, up 29% versus 2.08 million in 2014.

•	Services revenue was $96 million, up 17%.

•	Professional services revenue was $44 million, up 15%.

•	Managed services and SaaS revenue was $52 million, up 18%.

•	Recurring revenue per cumulative network endpoint on a trailing twelve-month basis $2.28, up from $2.20 a year ago.

By Solution:

•	Advanced Metering Infrastructure revenue was $226 million, down 4% versus 2014 as expected due to lower third-party content.

•	New Solutions revenue was $56 million, up 35%.

•	Growth led by smart city, analytics and distribution automation.

By Region:

•	International revenue was $45 million, up 34% for the year, and represented 16% of sales for the full year.

2015 Gross Margin

•	Gross margin was 43.5%, up 10 points from last year on favorable product mix, manufacturing efficiencies, and strong services margins.

•	Total gross profit grew solidly, up 32%.

By reporting segment:

•	Product gross margin was 44.6%, up approximately 12.5 points.

•	Services gross margin was 41.4%, up approximately 4 points.

•	Professional services gross margin was 39.0%, up approximately 10 points, and

•	Managed services & SaaS gross margin was 43.5%, down about a half point.

2015 Operating Expense, Taxes, Net Income

•	Operating expense was $114 million, down 2%.

•	Tax expense was $4.2 million, versus $1.4 million in 2014.

•	Net income was $4.5 million, versus a net loss of ($24.4) million in 2014.

•	Net income per fully diluted share was $0.09 versus a net loss per share of ($0.50) in 2014.

2015 Cash Flow and Balance Sheet

•	2015 cash flow from operations was $19.7 million.

•	Positive cash flow was driven by solid earnings and continued working capital discipline.

•	Capital expenditure for the year was $5.4 million.

•	We ended the year with $124.4 million of cash, cash equivalents and investments and no debt.

2015 GAAP Results

For 2015, we reported revenue of $489.6 million and fully-diluted income per share of $1.55, versus revenue of $191.3 million and a loss per share of ($1.84) per share in 2014, and considerably better than expected.

During our Q1 2015 earnings call, we announced a change in accounting estimate for GAAP revenue recognition, which we began to apply on January 1, 2015. This change in accounting estimate, and other factors including timing of customer acceptances, contributed to the higher GAAP revenue for Q4 and full-year 2015.

We view this as positive outcome, as it strengthened our balance sheet by reducing deferred revenue and improving retained earnings, and better aligns our GAAP financials to how we manage and assess the performance of our business.

As a result of the higher than expected GAAP net income, we recognized $3.7 million of non-GAAP tax expense in Q4, $3 million higher than expected.

Non-GAAP Q1 and Full Year 2016 Outlook

For the first quarter ending March 31, 2016, we expect the following:

•	Revenue of approximately $63 million to $68 million;

•	Gross margin of approximately 42% to 44%;

•	Operating expense of approximately $30 million to $31 million. The sequential increase is due primarily to commissions on deals expected to close in Q1 and payroll seasonality;

•	Tax and other expense of approximately $700K;

•	Loss per share of approximately three cents to eight cents; and

•	Share count of approximately 51 million shares.

For the full year ending December 31, 2016, we expect the following:

•	Revenue of approximately $290 million to $310 million. The range represents approximately 3% to 10% growth versus 2015, which includes an estimated 3-4% headwind from the continued reduction of third-party New Solutions revenue from our top-line;

•	Gross margin of approximately 42% to 45%;

•	Operating expense of approximately $120 million to $125 million;

•	Approximately $3 million in taxes and other expenses

•	Fully-diluted earnings per share of a nickel to twenty cents;

•	Full-year share count of approximately 52 million to 54 million shares;

•	Beyond Q1, we expect expansion each quarter with deployments weighted slightly more to the second half of the year; and

•	Positive cash flow from operations for 2016.

•	We expect approximately $15 million to $20 million of capital expenditures for 2016 versus $5.4 million in 2015, primarily weighted towards the first half of the year, with the increase due to spend on our new San Jose headquarters.

In summary, we have good visibility into 2016, supported by our backlog. Had we closed the Con Edison award in 2015, our backlog would have been over $1 billion and approximately 10 million endpoints, versus our reported level of $770 million as of December 31, 2015.

Non-GAAP and Other Financial Measures

Silver Spring believes that its results of operations under generally accepted accounting principles, or GAAP, when considered in isolation, may only provide limited insight into the performance of its business in any given period. As a result, Silver Spring manages its business, makes planning decisions, evaluates its performance and allocates resources by assessing non-GAAP measures such as non-GAAP revenue, recurring non-GAAP revenue, recurring non-GAAP revenue per endpoint, cost of non-GAAP revenue, non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP income tax provision (benefit), non-GAAP net income (loss), non-GAAP income (loss) per share, adjusted EBITDA, and total backlog, in addition to other financial measures presented in accordance with GAAP. Silver Spring believes that these non-GAAP and other financial measures offer valuable supplemental information regarding the performance of its business, and will help investors better understand the sales volumes, and gross margin and profitability trends, as well as the cash flow characteristics, of its business. The non-GAAP measures should not be considered in isolation from, are not a substitute for, and do not purport to be an alternative to, revenue, cost of revenue, gross profit (loss), gross margin, operating expense, operating income (loss), net income (loss), net income (loss) per share or any other performance measure derived in accordance with GAAP. Silver Spring may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Non-GAAP revenue represents amounts invoiced for products for which ownership, typically evidenced by title and risk of loss, has transferred or services that have been provided to the customer, and for which payment is expected to be made in accordance with normal payment terms. Non-GAAP revenue excludes amounts for undelivered products, services to be performed in the future, and amounts paid or payable to customers. Non-GAAP revenue is initially recorded as deferred revenue and is then recognized as revenue when all revenue recognition criteria has been met under Silver Spring’s accounting policies as described in Silver Spring’s filings with the Securities and Exchange Commission. Silver Spring reconciles revenue to non-GAAP revenue by adding revenue to the change in deferred revenue in a given period.

Recurring non-GAAP revenue is non-GAAP revenue from Managed services and SaaS, as well as customer support and other service offerings. Recurring non-GAAP revenue is primarily recurring in nature and includes managed services, hosting and software maintenance, and support fees, as well as one-time Managed services and SaaS set up fees. Customer support and other services are provided to customers outside of Managed services and SaaS offerings, and are also recurring in nature. Silver Spring reconciles recurring GAAP revenue to recurring non-GAAP revenue by adding revenue to the change in deferred revenue in a given period.

Recurring non-GAAP revenue per endpoint represents a trailing twelve-month recurring non-GAAP revenue per cumulative endpoint shipped from inception to date.

Cost of non-GAAP revenue represents the cost associated with products and services that have been delivered to the customer, excluding stock-based compensation, amortization of intangibles and acquisition-related charges. Cost of product shipments for which revenue is not recognized in the period incurred is recorded as deferred cost of revenue. Deferred cost of revenue is expensed in the statement of operations as cost of revenue when the corresponding revenue is recognized. Costs related to services are expensed in the period incurred. Silver Spring reconciles cost of revenue to cost of non-GAAP revenue by adding cost of revenue and the change in deferred cost of revenue, less stock-based compensation, amortization of intangibles and acquisition-related charges, included in cost of revenue in a given period.

Non-GAAP gross profit (loss) is the difference between non-GAAP revenue and cost of non-GAAP revenue. Non-GAAP gross margin is non-GAAP gross profit (loss) as a percentage of non-GAAP revenue.

Non-GAAP operating expense consists of research and development, sales and marketing, and general and administrative expenses, excluding amortization of intangible assets, stock-based compensation, acquisition-related charges, restructuring and legal settlements.

Non-GAAP operating income (loss) represents operating income (loss) adjusted for non-GAAP revenue and cost of non-GAAP revenue and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, restructuring and legal settlements. Non-GAAP operating margin is non-GAAP operating income (loss) as a percentage of non-GAAP revenue.

Non-GAAP income tax provision (benefit) represents income tax provision (benefit) excluding income tax benefit related to acquisitions.

Non-GAAP net income (loss) represents net income (loss) adjusted for changes in deferred revenue and deferred cost of revenue, and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, income tax benefit related to acquisitions, restructuring and legal settlements.

Non-GAAP income (loss) per share represents non-GAAP net income (loss) divided by weighted average shares outstanding for the period.

Adjusted EBITDA is net income (loss) adjusted for changes in deferred revenue and deferred cost of revenue, other (income) expense, net, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation, acquisition-related charges, restructuring, legal settlements and certain other items management believes affect the comparability of operating results.

Total backlog represents future product and service billings that Silver Spring expects to generate pursuant to contracts entered into with its utility customers and meter manufacturers. Total backlog includes order backlog, which represents future billings for open purchase orders and other firm commitments.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in Silver Spring Networks’ business; customer and industry activity; future deployments; future innovation; future product availability; future growth and market opportunity; and future financial results, including outlook for the first quarter and full year 2016. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: timing around customer decisions and deployment pace; receipt by our customers of required regulatory approvals; dependence on a limited number of customers and key suppliers; general economic risks; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increase business from existing customers; uncertainties around continued success in sales growth and market share gains; the expansion of our target markets, including the IoT market; lengthy sales cycles with no assurances that a prospective customer will select Silver Spring’s products and services; amounts included in backlog may not result in billings or revenue; adverse publicity about, or consumer or political opposition to, the smart grid; security breaches involving smart grid products or services; the ability to integrate technology into third-party devices and Silver Spring’s relationship with third-party manufacturers; execution and customer adoption risks related to new product introductions and innovation, including our new fifth generation networking platform and products; the ability to attract and retain personnel, including members of Silver Spring’s management team; changes in strategy; technological changes that make Silver Spring’s products and services less competitive; competition, particularly from larger companies with more resources than Silver Spring; international business uncertainties; the ability to acquire and integrate other businesses; and other risk factors set forth from time to time in Silver Spring’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov. All forward-looking statements in this document reflect Silver Spring’s expectations as of February 16, 2016. Silver Spring undertakes no obligation, and expressly disclaims any obligation, to update any forward-looking statements in this document in light of new information or future events. In addition, the preliminary financial results set forth in this document are estimates based on information currently available to Silver Spring.

SILVER SPRING NETWORKS, INC.

UNAUDITED RECONCILIATION OF NET REVENUE BETWEEN GAAP AND NON-GAAP

(in thousands, except percentages)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	YoY% Change	FY 2014	FY 2015	YoY% Change
TYPE
GAAP net revenue:
Product net revenue	$60,034	$105,035	$54,711	$50,093	$143,202	139%	$129,333	$353,041	173%
Service net revenue
Managed services and SaaS (a)	10,569	12,974	10,608	11,223	37,142	251%	35,220	71,947	104%
Professional services (a)	6,808	25,631	11,848	8,189	18,903	178%	26,735	64,571	142%

Total service net revenue	17,377	38,605	22,456	19,412	56,045	223%	61,955	136,518	120%

Total GAAP net revenue	$77,411	$143,640	$77,167	$69,505	$199,247	157%	$191,288	$489,559	156%

% Product	78%	73%	71%	72%	72%		68%	72%
% Service	22%	27%	29%	28%	28%		32%	28%
Change in deferred net revenue:
Change in deferred product revenue	$(9,991)	$(64,034)	$(10,015)	$1,785	$(95,194)		$64,691	$(167,458)
Change in deferred service revenue:
Managed services and SaaS	984	(419)	2,387	1,397	(22,896)		9,284	(19,531)
Professional services	1,962	(16,088)	(399)	2,010	(6,169)		11,445	(20,646)

Total change in deferred service revenue	2,946	(16,507)	1,988	3,407	(29,065)		20,729	(40,177)

Total change in deferred revenue	$(7,045)	$(80,541)	$(8,027)	$5,192	$(124,259)		$85,420	$(207,635)
Non-GAAP revenue:
Product net revenue	50,043	41,001	44,696	51,878	48,008	-4%	194,024	185,583	-4%
Service net revenue:
Managed services and SaaS (a)	11,553	12,555	12,995	12,620	14,246	23%	44,504	52,416	18%
Professional services (a)	8,770	9,543	11,449	10,199	12,734	45%	38,180	43,925	15%

Total service net revenue	20,323	22,098	24,444	22,819	26,980	33%	82,684	96,341	17%

Total non-GAAP net revenue	$70,366	$63,099	$69,140	$74,697	$74,988	7%	$276,708	$281,924	2%

% Product	71%	65%	65%	69%	64%		70%	66%
% Service	29%	35%	35%	31%	36%		30%	34%
RECURRING REVENUE PER ENDPOINT
Recurring GAAP revenue (TTM) (a)	$35,220	$39,673	$41,697	$45,374	$71,947		$35,220	$71,947
Changes in deferred revenue, net of foreign currency translations	9,284	6,851	6,912	4,349	(19,531)		9,284	(19,531)

Recurring non-GAAP revenue (TTM) (a)	$44,504	$46,524	$48,609	$49,723	$52,416		$44,504	$52,416

Cumulative network endpoints delivered	20,266	20,814	21,506	22,321	22,954		20,266	22,954
Recurring GAAP revenue per endpoint delivered (a)	$1.74	$1.91	$1.94	$2.03	$3.13	80%	$1.74	$3.13	80%
Recurring non-GAAP revenue per endpoint delivered (a)	$2.20	$2.24	$2.26	$2.23	$2.28	4%	$2.20	$2.28	4%

SOLUTION
GAAP net revenue
Advanced metering infrastructure	$72,456	$112,865	$66,907	$60,149	$181,892	151%	$167,506	$421,813	152%
New solutions	4,955	30,775	10,260	9,356	17,355	250%	23,782	67,746	185%

Total GAAP net revenue	$77,411	$143,640	$77,167	$69,505	$199,247	157%	$191,288	$489,559	156%

% Advanced metering infrastructure	94%	79%	87%	87%	91%		88%	86%
% New solutions	6%	21%	13%	13%	9%		12%	14%
Change in deferred net revenue
Advanced metering infrastructure	$(12,441)	$(64,828)	$(10,976)	$3,586	$(123,525)		$67,922	$(195,743)
New solutions	5,396	(15,713)	2,949	1,606	(734)		17,498	(11,892)

Total change in deferred net revenue	$(7,045)	$(80,541)	$(8,027)	$5,192	$(124,259)		$85,420	$(207,635)
Non-GAAP net revenue
Advanced metering infrastructure	$60,015	$48,037	$55,931	$63,735	$58,367	-3%	$235,428	$226,070	-4%
New solutions	10,351	15,062	13,209	10,962	16,621	61%	41,280	55,854	35%

Total Non-GAAP net revenue	$70,366	$63,099	$69,140	$74,697	$74,988	7%	$276,708	$281,924	2%

% Advanced metering infrastructure	85%	76%	81%	85%	78%		85%	80%
% New solutions	15%	24%	19%	15%	22%		15%	20%

GEOGRAPHY
GAAP net revenue
United States	$30,017	$122,582	$72,360	$53,113	$177,896	493%	$101,811	$425,951	318%
International	47,394	21,058	4,807	16,392	21,351	-55%	89,477	63,608	-29%

Total GAAP net revenue	$77,411	$143,640	$77,167	$69,505	$199,247	157%	$191,288	$489,559	156%

% United States	39%	85%	94%	76%	89%		53%	87%
% International	61%	15%	6%	24%	11%		47%	13%
Change in deferred net revenue
United States	$29,176	$(66,533)	$(17,955)	$12,467	$(116,859)		$141,479	$(188,880)
International	(36,221)	(14,008)	9,928	(7,275)	(7,400)		(56,059)	(18,755)

Total change in deferred net revenue	$(7,045)	$(80,541)	$(8,027)	$5,192	$(124,259)		$85,420	$(207,635)
Non-GAAP net revenue
United States	$59,193	$56,049	$54,405	$65,580	$61,037	3%	$243,290	$237,071	-3%
International	11,173	7,050	14,735	9,117	13,951	25%	33,418	44,853	34%

Total non-GAAP net revenue	$70,366	$63,099	$69,140	$74,697	$74,988	7%	$276,708	$281,924	2%

% United States	84%	89%	79%	88%	81%		88%	84%
% International	16%	11%	21%	12%	19%		12%	16%

(a)	Certain amounts have been reclassified in 2014 from Professional services to Managed services and SaaS related to product support which is recurring in nature to conform to current period presentation.

SILVER SPRING NETWORKS, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and headcount)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	YoY% Change
CASH FLOW DATA
Operating cash flow	$13,521	$(455)	$9,613	$4,272	$6,257	-54%
Operating cash flow - TTM	(8,868)	(5,960)	7,048	27,054	19,687	322%
BALANCE SHEET DATA
Cash, cash equivalents and short-term investments	$120,796	$111,215	$118,555	$121,915	$124,445	3%
Deferred net revenue
End of quarter	609,593	529,984	521,176	526,000	401,813
Less: Beginning of quarter	(617,416)	(609,593)	(529,984)	(521,176)	(526,000)
Foreign currency translation adjustment and other	778	(932)	781	368	(72)

Change in deferred net revenue, net of foreign currency translation and other	$(7,045)	$(80,541)	$(8,027)	$5,192	$(124,259)

Deferred cost of revenue
End of quarter	$333,030	$300,524	$286,044	$292,730	$235,750
Less: Beginning of quarter	(338,633)	(333,030)	(300,524)	(286,044)	(292,730)
Foreign currency translation adjustment	68	(10)	(8)	26	(2)

Change in deferred cost of revenue, net of foreign currency translation	$(5,535)	$(32,516)	$(14,488)	$6,712	$(56,982)

STOCK-BASED COMPENSATION
Cost of goods sold	$218	$1,723	$2,209	$1,197	$1,006	361%
Research and development	785	2,180	2,832	1,771	1,277	63%
Sales and marketing	479	1,238	1,287	914	665	39%
General and administrative	909	1,882	2,333	1,971	1,994	119%

	$2,391	$7,023	$8,661	$5,853	$4,942	107%

EMPLOYEES	576	623	640	645	652	13%
HOMES & BUSINESSES
Cumulative network endpoints delivered*	20,266	20,814	21,506	22,321	22,954	13%

*	Endpoints refer to communication modules in electric meters

SILVER SPRING NETWORKS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data and percentages)

	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	YOY % Change	FY 2014	FY 2015	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	$77,411	$143,640	$77,167	$69,505	$199,247	157%	$191,288	$489,559	156%
Change in deferred revenue, net of foreign currency translation	(7,045)	(80,541)	(8,027)	5,192	(124,259)		85,420	(207,635)

Non-GAAP net revenue	$70,366	$63,099	$69,140	$74,697	$74,988	7%	$276,708	$281,924	2%

Gross profit
GAAP gross profit	$30,178	$71,455	$19,956	$32,987	$101,345	236%	$56,337	$225,743	301%
Change in deferred revenue, net of foreign currency translation	(7,045)	(80,541)	(8,027)	5,192	(124,259)		85,420	(207,635)
Change in deferred cost of revenue, net of foreign currency translation	5,535	32,516	14,488	(6,712)	56,982		(56,767)	97,274
Amortization of intangible assets	140	262	260	260	259		417	1,041
Stock-based compensation	218	1,723	2,209	1,197	1,006		7,609	6,135
Acquisition-related charges (a)	—	11	60	14	15		—	100

Non-GAAP gross profit	$29,026	$25,426	$28,946	$32,938	$35,348	22%	$93,016	$122,658	32%

GAAP gross margin % (as a % of GAAP net revenue)	39%	50%	26%	47%	51%		29%	46%
Non-GAAP gross margin % (as a % of non-GAAP net revenue)	41%	40%	42%	44%	47%		34%	44%

Operating expenses
GAAP operating expenses	$28,786	$37,314	$36,495	$33,381	$35,600	24%	$144,208	$142,790	1%
Amortization of intangible assets	(79)	(147)	(162)	(161)	(163)		(197)	(633)
Stock-based compensation	(2,173)	(5,300)	(6,452)	(4,656)	(3,936)		(26,252)	(20,344)
Acquisition-related charges (a)	—	(724)	(691)	(545)	(491)		—	(2,451)
Restructuring	99	(194)	(1,078)	(339)	(60)		(1,789)	(1,671)
Legal settlements	—	—	—	—	(3,595)		100	(3,595)

Non-GAAP operating expenses	$26,633	$30,949	$28,112	$27,680	$27,355	3%	$116,070	$114,096	-2%

GAAP operating expense % (as a % of GAAP net revenue)	37%	26%	47%	48%	18%		75%	29%
Non-GAAP operating expense % (as a % of non-GAAP net revenue)	38%	49%	41%	37%	36%		42%	40%

Operating income (loss)
GAAP operating income (loss)	$1,392	$34,141	$(16,539)	$(394)	$65,745	4623%	$(87,871)	$82,953	194%
Change in deferred revenue, net of foreign currency translation	(7,045)	(80,541)	(8,027)	5,192	(124,259)		85,420	(207,635)
Change in deferred cost of revenue, net of foreign currency translation	5,535	32,516	14,488	(6,712)	56,982		(56,767)	97,274
Amortization of intangible assets	219	409	422	421	422		614	1,674
Stock-based compensation	2,391	7,023	8,661	5,853	4,942		33,861	26,479
Acquisition-related charges (a)	—	735	751	559	506		—	2,551
Restructuring	(99)	194	1,078	339	60		1,789	1,671
Legal settlements	—	—	—	—	3,595		(100)	3,595

Non-GAAP operating income (loss)	$2,393	$(5,523)	$834	$5,258	$7,993	234%	$(23,054)	$8,562	137%

GAAP operating margin % (as a % of GAAP net revenue)	2%	24%	-21%	-1%	33%		-46%	17%
Non-GAAP operating margin % (as a % of non-GAAP net revenue)	3%	-9%	1%	7%	11%		-8%	3%

Income tax provision (benefit)
GAAP income tax provision (benefit)	$959	$(476)	$(290)	$129	$3,708	287%	$1,422	$3,071	116%
Income tax benefit related to Detectent acquisition	—	890	124	114	—		—	1,128

Non-GAAP income tax provision (benefit)	$959	$414	$(166)	$243	$3,708	287%	$1,422	$4,199	195%

GAAP income tax provision % (as a % of GAAP net revenue)	1%	0%	0%	0%	2%		1%	1%
Non-GAAP income tax provision % (as a % of non-GAAP net revenue)	1%	1%	0%	0%	5%		1%	1%

Adjusted EBITDA
GAAP net income (loss)	$501	$34,905	$(16,175)	$(622)	$61,878	12251%	$(89,170)	$79,986	190%
Change in deferred revenue, net of foreign currency translation	(7,045)	(80,541)	(8,027)	5,192	(124,259)		85,420	(207,635)
Change in deferred cost of revenue, net of foreign currency translation	5,535	32,516	14,488	(6,712)	56,982		(56,767)	97,274
Other (income) expense, net	(68)	(288)	(74)	99	159		(123)	(104)
Provision (benefit) for income taxes	959	(476)	(290)	129	3,708		1,422	3,071
Depreciation and amortization	1,763	1,949	1,953	1,990	1,930		6,467	7,822
Stock-based compensation	2,391	7,023	8,661	5,853	4,942		33,861	26,479
Acquisition-related charges (a)	—	735	751	559	506		—	2,551
Restructuring	(99)	194	1,078	339	60		1,789	1,671
Legal settlements	—	—	—	—	3,595		(100)	3,595

Adjusted EBITDA	$3,937	$(3,983)	$2,365	$6,827	$9,501	141%	$(17,201)	$14,710	186%

Net income (loss)
GAAP net income (loss)	$501	$34,905	$(16,175)	$(622)	$61,878	12251%	$(89,170)	$79,986	190%
Change in deferred revenue, net of foreign currency translation	(7,045)	(80,541)	(8,027)	5,192	(124,259)		85,420	(207,635)
Change in deferred cost of revenue, net of foreign currency translation	5,535	32,516	14,488	(6,712)	56,982		(56,767)	97,274
Amortization of intangible assets	219	409	422	421	422		614	1,674
Stock-based compensation	2,391	7,023	8,661	5,853	4,942		33,861	26,479
Acquisition-related charges (a)	—	735	751	559	506		—	2,551
Income tax benefit related to Detectent acquisition	—	(890)	(124)	(114)	—		—	(1,128)
Restructuring	(99)	194	1,078	339	60		1,789	1,671
Legal settlements	—	—	—	—	3,595		(100)	3,595

Non-GAAP net income (loss)	$1,502	$(5,649)	$1,074	$4,916	$4,126	175%	$(24,353)	$4,467	118%

GAAP net margin % (as a % of GAAP net revenue)	1%	24%	-21%	-1%	31%		-47%	16%
Non-GAAP net margin % (as a % of non-GAAP net revenue)	2%	-9%	2%	7%	6%		-9%	2%

GAAP net income (loss) per share
Basic	$0.01	$0.71	$(0.32)	$(0.01)	$1.23		$(1.84)	$1.60
Diluted	$0.01	$0.69	$(0.32)	$(0.01)	$1.19		$(1.84)	$1.55
Weighted average number of shares used in computation
Basic	48,929	49,306	49,862	50,188	50,481		48,377	49,963
Diluted	50,191	50,899	49,862	50,188	52,167		48,377	51,524

Non-GAAP net income (loss) per share
Basic	$0.03	$(0.11)	$0.02	$0.10	$0.08		$(0.50)	$0.09
Diluted	$0.03	$(0.11)	$0.02	$0.10	$0.08		$(0.50)	$0.09
Weighted average number of shares used in computation
Basic	48,929	49,306	49,862	50,188	50,481		48,377	49,963
Diluted	50,191	49,306	51,390	51,713	52,167		48,377	51,524

(a)	Acquisition-related charges in 2014 were not included.

SILVER SPRING NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except percentages)

	Three Months Ended December 31, 2015
	GAAP	Change in Deferred Revenue and Deferred Cost of Revenue (b)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Non-GAAP
Product revenue	$143,202	$(95,194)	$—	$—	$—	$48,008
Service revenue
Managed services and SaaS	37,142	(22,896)	—	—	—	14,246
Professional services	18,903	(6,169)	—	—	—	12,734

Total service net revenue	$56,045	$(29,065)	$—	$—	$—	$26,980

Net revenue	$199,247	$(124,259)	$—	$—	$—	$74,988

Product cost of revenue	$83,903	$(56,982)	$(250)	$(259)	$—	$26,412
Service cost of revenue
Managed services and SaaS	7,592	—	(256)	—	(15)	7,321
Professional services	6,407	—	(500)	—	—	5,907

Total service cost of revenue	$13,999	$—	$(756)	$—	$(15)	$13,228

Total cost of revenue	$97,902	$(56,982)	$(1,006)	$(259)	$(15)	$39,640

Gross profit	$101,345	$(67,277)	$1,006	$259	$15	$35,348
Product gross margin %	41.4%	2.5%	0.5%	0.5%	—	45.0%
Service gross margin %
Managed service and SaaS gross margin %	79.6%	-32.9%	1.8%	—	0.1%	48.6%
Professional services gross margin %	66.1%	-16.4%	3.9%	—	—	53.6%
Total service gross margin %	75.0%	-26.9%	2.8%	—	0.1%	51.0%
Total gross margin %	50.9%	-5.4%	1.3%	0.3%	0.0%	47.1%

	Three Months Ended December 31, 2014
	GAAP	Change in Deferred Revenue and Deferred Cost of Revenue (b)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Non-GAAP
Product revenue	$60,034	$(9,991)	$—	$—	$—	$50,043
Service revenue
Managed services and SaaS (a)	10,569	984	—	—	—	11,553
Professional services (a)	6,808	1,962	—	—	—	8,770

Total service net revenue	$17,377	$2,946	$—	$—	$—	$20,323

Net revenue	$77,411	$(7,045)	$—	$—	$—	$70,366

Product cost of revenue	$35,038	$(5,535)	$77	$(140)	$—	$29,440
Service cost of revenue
Managed services and SaaS (a)	6,031	—	72	—	—	6,103
Professional services (a)	6,164	—	(367)	—	—	5,797

Total service cost of revenue	$12,195	$—	$(295)	$—	$—	$11,900

Total cost of revenue	$47,233	$(5,535)	$(218)	$(140)	$—	$41,340

Gross profit	$30,178	$(1,510)	$218	$140	$—	$29,026
Product gross margin %	41.6%	-0.6%	-0.2%	0.2%	—	41.1%
Service gross margin %

Managed service and SaaS gross margin % (a)	42.9%	4.9%	-0.6%	—	—	47.2%
Professional services gross margin % (a)	9.5%	20.3%	4.2%	—	—	33.9%
Total service gross margin %	29.8%	10.2%	1.5%	0.0%	—	41.5%
Total gross margin %	39.0%	1.8%	0.3%	0.2%	—	41.3%

(a)	Certain amounts have been reclassified in 2014 from Professional services to Managed services and SaaS related to product support which is recurring in nature to conform to current period presentation.
(b)	Amounts presented net of foreign currency translation.

SILVER SPRING NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except percentages)

	Twelve Months Ended December 31, 2015
	GAAP	Change in Deferred Revenue and Deferred Cost of Revenue (b)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Non-GAAP
Product revenue	$353,041	$(167,458)	$—	$—	$—	$185,583
Service revenue
Managed services and SaaS	71,947	(19,531)	—	—	—	52,416
Professional services	64,571	(20,646)	—	—	—	43,925

Total service net revenue	$136,518	$(40,177)	$—	$—	$—	$96,341

Net revenue	$489,559	$(207,635)	$—	$—	$—	$281,924

Product cost of revenue	$202,430	$(97,274)	$(1,288)	$(1,041)	$—	$102,827
Service cost of revenue
Managed services and SaaS	31,663	—	(1,937)	—	(100)	29,626
Professional services	29,723	—	(2,910)	—	—	26,813

Total service cost of revenue	$61,386	$—	$(4,847)	$—	$(100)	$56,439

Total cost of revenue	$263,816	$(97,274)	$(6,135)	$(1,041)	$(100)	$159,266

Gross profit	$225,743	$(110,361)	$6,135	$1,041	$100	$122,658
Product gross margin %	42.7%	0.7%	0.7%	0.6%	—	44.6%
Service gross margin %
Managed service and SaaS gross margin %	56.0%	-16.4%	3.7%	—	0.2%	43.5%
Professional services gross margin %	54.0%	-21.6%	6.6%	—	—	39.0%
Total service gross margin %	55.0%	-18.8%	5.0%	—	0.1%	41.4%
Total gross margin %	46.1%	-5.2%	2.2%	0.4%	0.0%	43.5%

	Twelve Months Ended December 31, 2014
	GAAP	Change in Deferred Revenue and Deferred Cost of Revenue (b)	Stock-based Compensation	Amortization of Intangible Assets	Acquisition- Related Costs	Non-GAAP
Product revenue	$129,333	$64,691	$—	$—	$—	$194,024
Service revenue
Managed services and SaaS (a)	35,220	9,284	—	—	—	44,504
Professional services (a)	26,735	11,445				38,180

Total service net revenue	$61,955	$20,729	$—	$—	$—	$82,684

Net revenue	$191,288	$85,420	$—	$—	$—	$276,708

Product cost of revenue	$77,158	$56,767	$(1,837)	$(417)	$—	$131,671
Service cost of revenue
Managed services and SaaS (a)	25,800	—	(919)	—	—	24,881
Professional services (a)	31,993	—	(4,853)	—	—	27,140

Total service cost of revenue	$57,793	$—	$(5,772)	$—	$—	$52,021

Total cost of revenue	$134,951	$56,767	$(7,609)	$(417)	$—	$183,692

Gross profit	$56,337	$28,653	$7,609	$417	$—	$93,016
Product gross margin %	40.3%	-9.4%	0.9%	0.2%	—	32.1%
Service gross margin %

Managed service and SaaS gross margin % (a)	26.7%	15.3%	2.1%	—	—	44.1%
Professional services gross margin % (a)	-19.7%	35.9%	12.7%	—	—	28.9%
Total service gross margin %	6.7%	23.4%	7.0%	—	—	37.1%
Total gross margin %	29.5%	1.3%	2.7%	0.2%	—	33.6%

(a)	Certain amounts have been reclassified in 2014 from Professional services to Managed services and SaaS related to product support which is recurring in nature to conform to current period presentation.
(b)	Amounts presented net of foreign currency translation.

SILVER SPRING NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

(in millions, except per share data)

	Q116 Guidance		2016 Guidance
	Low	High	Low	High
Net revenue
GAAP net revenue	$52	$60	$370	$450
Change in deferred revenue, net of foreign currency translation	11	8	(80)	(140)

Non-GAAP net revenue	$63	$68	$290	$310

Gross profit
GAAP gross profit	$14	$18	$67	$118
Change in deferred revenue, net of foreign currency translation	11	8	(80)	(140)
Change in deferred cost of revenue, net of foreign currency translation	(1)	1	127	153
Amortization of intangibles in cost of revenue	—	—	—	—
Stock-based compensation and other charges	3	3	9	9

Non-GAAP gross profit	$26	$30	$122	$140

GAAP gross margin % (as a % of GAAP net revenue)	26%	30%	18%	26%
Non-GAAP gross margin % (as a % of non-GAAP net revenue)	42%	44%	42%	45%
Operating Expenses
GAAP Operating Expenses	$36	$37	$146	$151
Stock-based compensation	(5)	(5)	(21)	(21)
Restructuring and other charges*	(1)	(1)	(4)	(4)

Non-GAAP Operating Expenses	$30	$31	$120	$125

Net income (loss)
GAAP net income (loss)	$(23)	$(20)	$(82)	$(36)
Change in deferred revenue, net of foreign currency translation	11	8	(80)	(140)
Change in deferred cost of revenue, net of foreign currency translation	(0)	1	130	151
Amortization of intangibles	0	0	1	1
Stock-based compensation	8	8	30	31
Restructuring and other charges*	1	1	2	4

Non-GAAP net income (loss)	$(4)	$(2)	$3	$11

Net income (loss) per share
GAAP net income (loss) per share	$(0.45)	$(0.40)	$(1.60)	$(0.70)
Non-GAAP net income (loss) per share	$(0.08)	$(0.03)	$0.05	$0.20

Basic Share Count	51	51	52	52
Diluted Share Count	51	51	54	54

*	Restructuring and other charges includes Restructuring, Acquisition-Related charges, Legal Settlements, and other charges